CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 20, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Reports to Shareholders of Legg Mason Capital Management Value Trust, Inc., Legg Mason Capital Management Special Investment Trust, Inc., Legg Mason Capital Management Growth Trust, Inc., and Legg Mason Capital Management Disciplined Equity Research Fund (four of the funds comprising Legg Mason Global Asset Management Trust), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “The Fund’s Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 24, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2011, relating to the financial statements and financial highlights which appears in the October 31, 2011 Annual Report to Shareholders of Legg Mason BW Absolute Return Opportunities Fund (one of the funds comprising Legg Mason Global Asset Management Trust), which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “The Fund’s Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 24, 2012